EXHIBIT 10.35

Customer No.:
Loan No.:

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT (“Agreement”) is entered into, as of September 30, 2002, by and between RBC CENTURA BANK (“Bank”), with a mailing address of 3201 Beechleaf Court, Suite 100, Raleigh, North Carolina 27604-1051, and SALIX PHARMACEUTICALS, LTD., a Delaware corporation and SALIX PHARMACEUTICALS, INC. a California corporation, jointly and severally (collectively, “Borrower”), with a mailing address of 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina, 27615.

RECITALS

A.    Bank has agreed to make certain advances of money and to extend certain financial accommodation to Borrower (the “Loans”) in the amounts and manner set forth in that certain Commercial Promissory Note and that certain Loan and Security Agreement, each entered into contemporaneously herewith by and between Bank and Borrower (as the same may be amended, modified or supplemented from time to time, respectively, the “Note” and the “Loan Agreement”). Capitalized terms not defined herein shall have the meaning ascribed in the Loan Agreement.

B.    Bank is willing to make the Loans to Borrower, but only upon the condition, among others, that Borrower enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.    From the date of this Agreement through the end of the term hereof as provided hereinbelow, Borrower shall not, without the Bank’s prior written approval, directly or indirectly, through its actions and/or those of others, whether voluntarily or involuntarily, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in or encumber (other than to Bank), or permit any other person to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in or encumber any of the Copyrights, Patents or Trademarks listed on Exhibits A, B and C attached hereto or Borrower’s other Intellectual Property and/or any parts or parcels thereof or interests or rights therein, including, without limitation, the following:

a.    Any and all copyrights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

b.    Any and all mask works or similar rights, now or hereafter existing, created, acquired or held;

c.    Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

d.    Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

e.    All and all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same;

f.    Any and all trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with or symbolized by such trademarks;

g.    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

h.    Any and all licenses or other rights to use any Copyrights, Patents, Trademarks or mask works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

i.    Any and all amendments, extensions, renewals, re-issues, divisions and continuations of any of the foregoing; and

j.    Any and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing or any other provision of this Agreement, Borrower may, without consent or approval of the Bank, enter into licenses or sublicenses with respect to its Intellectual Property provided all of the following requirements are met: (i) such license or sublicense is within the ordinary course of the Borrower’s business and consistent with past practices with respect to frequency and amount; (ii) such license or sublicense is bona fide and entered into with third parties with terms that are commercially reasonable; and (iii) the Bank’s rights under this Agreement and the Loan Documents are not materially adversely affected by such licenses or sublicense; and (iv) the Borrower promptly notifies the Bank of such license or sublicense likely to have a material impact on the business or financial condition of Borrower.

2.    The Note and Loan Agreement and the terms and provisions thereof are incorporated herein in their entirety by this reference. The term of this Agreement shall be coterminous with the term of the security interests granted in the Loan Agreement. Notwithstanding any limitation of, moratorium on and/or termination of Bank’s obligation to make Credit Extensions under the Note and/or Loan Agreement, Borrower’s obligations under this Agreement shall remain in full force and effect for so long as any Obligations are outstanding. It shall be an Event of Default under the Note and/or Loan Agreement if there is a breach or violation of any of the terms and provisions of this Agreement.

3.    Borrower hereby agrees to execute such other agreements, documents and records and to perform or refrain from performing such acts as mayreasonably be deemed necessary or appropriate by Bank to enforce Bank’s rights hereunder and under the Loan Agreement.

4.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, executors, heirs, successors and permitted assigns.

5.    This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, excluding therefrom any principle of such laws which might result in the application of the laws of another jurisdiction. In addition, (i) no amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged, (ii) to the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted, (iii) a successor to or assignee of Bank’s rights and obligations under the Loan Agreement will succeed to Bank’s rights under this Agreement and (iv) all notices and other communications required or permitted herein shall be in writing and shall be deemed given when mailed by certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth above.

6.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same instrument.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed with authority duly obtained, as of the date first written above.

SALIX PHARMACEUTICALS, LTD., a Delaware corporation

By:	/s/ Adam C. Derbyshire
Name: Adam C. Derbyshire Title: Vice President, CFO

Date: September 30, 2002

SALIX PHARMACEUTICALS, INC., a California corporation

By:	/s/ Adam C. Derbyshire
Name: Adam C. Derbyshire Title: Vice President, CFO

Date: September 30, 2002

RBC CENTURA BANK

By:	/s/ Brent Keating

Name: Brent Keating

Title: Group Executive

Date: September 30, 2002

EXHIBIT A

COPYRIGHTS

Description	Registration Number	Registration Date
NONE.

EXHIBIT B

PATENTS

A. Description	Registration/ Application Number	Registration/ Application Date

1. Use of 2-hydroxy-5-phenylazobenzoic acid derivatives as colon cancer chemopreventative and chemotherapeutic agents.	5,498,608	March 12, 1996

2. The above identified U.S. patent is the subject of numerous extension applications in other countries, most of which are being abandoned due to lack of commercial significance.

3.    Patent rights for currently marketed product, Colazal, are via license from innovator, Biorex Pharmaceuticals Ltd. Patent rights for mesalamine pellets product currently under development are via license from innovator, Dr. Falk Pharma GmbH. Patent for rifaximine product currently under development has expired.

EXHIBIT C

TRADEMARKS

Mark	Design	Class	Application No.	Filing Date

COLAZAL		5	Reg. No. 2,534,835	April 14, 2000

Note: Registrations pending for refaximin product will be assigned to licensor, Alfa Wasserman, under terms of license agreement.